Exhibit 99.1

Demand Media Reports Third Quarter 2015 Results

•	Demand Media Properties Reach Nearly 49 Million Unique Monthly Visitors in the US
•	Q3 Marketplaces Revenue Grows 63% Year-over-Year
•	Total Q3 Revenue of $28.5 Million

SANTA MONICA, CA – November 5, 2015 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company comprised of several media and marketplace properties, today reported financial results for the third quarter ended September 30, 2015.

“I am excited by the rapid growth of our marketplaces business during Q3,” said Sean Moriarty, CEO of Demand Media. “As we move into 2016, our top priorities will be creating high-quality and authoritative content across all of our media properties, stabilizing the eHow business and maintaining accelerating growth in our marketplaces business.”

Financial Summary
(In millions, except per share amounts)

	Three months ended
	September 30,
	2015	2014
Content & Media revenue	$15.9	$33.6
Marketplaces revenue	12.6	7.7
Total revenue	$28.5	$41.3

Adjusted EBITDA(1)	$(3.6)	$8.1
Net loss	$(13.8)	$(223.8)
Adjusted net loss(1)	$(5.4)	$(0.4)

EPS(2)	$(0.69)	$(11.69)
Adjusted EPS(1)(2)	$(0.27)	$(0.02)

Free cash flow(1)	$(3.1)	$6.5

(1)	These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.
(2)

Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Q3 2015 Financial Summary:

Demand Media is comprised of two service offerings: Content & Media and Marketplaces.

“We continue to make strides in improving our operational efficiency and strengthening our foundation,” said Rachel Glaser, Demand Media’s CFO. “In the third quarter, we completed several initiatives designed to improve the long-term profitability of our business, including realigning personnel and reducing headcount, consolidating offices, divesting non-core media properties and implementing enterprise wide platform upgrades.”

For the third quarter of 2015:

•	Total revenue declined 31% year-over-year due to a 53% decline in Content & Media revenue partially offset by a 63% increase in Marketplaces revenue.
•	Content & Media revenue declined 53% year-over-year driven primarily by traffic declines to eHow and lower ad monetization yields.
•

Marketplaces revenue grew 63% year-over-year, driven primarily by new product introductions, increased conversion rates and traffic growth on Society6, as well as increased average revenue per transaction resulting from a shift towards higher priced items on Society6 and the acquisition of Saatchi Art in August 2014.

•

Adjusted EBITDA was $(3.6) million for the quarter, primarily reflecting the decline in higher margin advertising revenue in Content & Media, partially offset by growth in Marketplaces and managed reductions in operating expenses.

•	Cash and cash equivalents was $37.9 million at period end with no debt outstanding.

Business Highlights:

•

On a consolidated basis, Demand Media ranked as the #64 US digital media property across desktop and mobile platforms in September 2015. Demand Media’s properties reached nearly 49 million unique visitors in the US, including nearly 28 million mobile visitors (source: September 2015 US comScore).

Content & Media:

•	Demand Media acquired LEAFtv, a modern lifestyle resource for women featuring high-quality, short form how-to videos in the categories of stylish living, food and fashion.
•

eHow has shifted its model to creating inspirational, high-quality DIY content through partnerships with top influencers and experts. During the third quarter, eHow introduced a single page mobile layout to help improve the user experience and initiated traffic exchange partnerships. eHow reached over 24 million unique visitors in the US in September 2015 across desktop and mobile platforms (source: September 2015 US comScore).

•

Livestrong.com launched its first seven Condition Centers in the third quarter. The Condition Centers are comprehensive article guides written by leading medical experts that are focused on highly searched medical conditions. Livestrong/eHow Health had nearly 24 million unique visitors in the US in September 2015 across desktop and mobile platforms (source: September 2015 US comScore).

•

Cracked Video continues to gain momentum with over 16 million views across YouTube and Facebook in September, including a record number of views on YouTube. The Cracked YouTube channel saw significant subscriber growth, with a 54% increase year-over-year. The CollegeHumor/Cracked Network ranked as the #1 Humor property in the US in September 2015, with more than 15 million unique visitors across desktop and mobile platforms (source: September 2015 US comScore).

•	studioD, which provides integrated content marketing solutions for brands, agencies and publishers, launched its first influencer program with a major Consumer Packaged Goods

(CPG) brand during the third quarter, and continued to expand its talent network and customer list with the addition of major brands, such as Kellogg’s.

Marketplaces:

•

Society6 released two new products in the third quarter — laptop sleeves, which launched in time for Back to School shopping, and iPhone 6s cases, which were available for pre-sale on the day of the Apple announcement on September 9th. Society6 now has 25 products available for customization on the site, as well as a growing supply of artwork with over 2.5 million unique designs, up 53% year-over-year.

•

Saatchi Art focused on expanding its visibility by designing and producing its first catalog, which shipped to approximately 100,000 households in early October. Repeat buyers on Saatchi Art increased 25% year-over-year in the third quarter, demonstrating consumer satisfaction with the products and services delivered by Saatchi Art.

Operating Metrics:

	Three months ended
	September 30,
	2015	2014	% Change
Content & Media Metrics:
Visits(1) (in thousands)	780,990	1,051,912	(26)%
Revenue per Visit (RPV)(2)	$20.33	$31.91	(36)%

Marketplaces Metrics:
Number of Transactions(3)	203,768	143,024	42%
Average Revenue per Transaction(4)	$61.95	$54.18	14%

(1)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its customers’ online properties, to the extent that the visited customer web pages are hosted by the company’s content services. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(2)	RPV is defined as Content & Media revenue per one thousand visits.
(3)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(4)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 888-510-1785 (US/CAN) or 719-325-2308 (International) and reference conference ID 1680340. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Demand Media’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Demand Media uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, including evaluating investment decisions, and in its discussions with investors, commercial bankers, securities analysts and other users of the company’s financial statements.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) less income (loss) from discontinued operations, net of taxes, excluding net interest expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization and stock-based compensation. Management believes that the exclusion of certain expenses in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying recurring revenue and operating costs that is focused more closely on the current costs necessary to utilize previously acquired long-lived assets and reflects the company’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

The company defines Adjusted Net Income (Loss) as net income (loss) less income (loss) from discontinued operations, net of taxes, before the effect of certain non-cash items and other items not directly related to the operation of the company’s ongoing business, principally comprised of stock-based compensation, amortization of intangible assets, acquisition and realignment costs and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. The company defines Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that Adjusted Net Income (Loss) and Adjusted EPS provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because they exclude certain non-cash and other expenses that are not directly related to the operation of the company’s ongoing business.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition and realignment activities, capital expenditures to acquire property and equipment and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow, LIVESTRONG.com, Cracked and LEAFtv) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s branded content creation (studioD) and programmatic advertising (Demand360) offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2014 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16, 2015, as such risks and uncertainties are updated in Demand Media’s annual and quarterly reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations. These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search related traffic to the company’s owned & operated online properties and its customers’ online properties; the effects of shifting consumption of media content from desktop to mobile; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the fact that the company generates the majority of its revenue from advertising and the potential impact of a reduction in online advertising spending, a loss of advertisers, increased availability of ad blocking software, particularly on mobile devices, and/or lower advertising yields; the impact on revenue and expenses of changes being made to the company’s Content & Media properties that are intended to improve user experience and engagement; the company’s ability to successfully grow new lines of business such as online marketplaces and branded content creation; the impact of Demand Media’s separation into two smaller, less diversified public companies; the expectation that the separation transaction is tax-free; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

[
Investor and Media Contact:
Jeff Misthal SVP, Finance and Investor Relations
(310) 394-6400
IR@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue:
Service revenue	$16,755	$33,712	$60,047	$108,373
Product revenue	11,750	7,603	31,436	21,075
Total revenue	28,505	41,315	91,483	129,448
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	9,566	11,256	29,103	33,198
Product costs	7,638	5,506	21,240	15,507
Sales and marketing(1)(2)	5,424	4,699	14,797	15,422
Product development(1)(2)	6,520	7,050	18,923	21,221
General and administrative(1)(2)	9,883	12,464	30,200	36,868
Goodwill impairment charge	—	232,270	—	232,270
Amortization of intangible assets	3,441	7,388	15,377	25,203
Total operating expenses	42,472	280,633	129,640	379,689
Loss from operations	(13,967)	(239,318)	(38,157)	(250,241)
Interest income (expense), net	(3)	(627)	216	(2,331)
Other income, net	178	782	3,024	736
Loss from continuing operations before income taxes	(13,792)	(239,163)	(34,917)	(251,836)
Income tax (expense) benefit	(13)	16,631	(45)	13,917
Net loss from continuing operations	(13,805)	(222,532)	(34,962)	(237,919)
Net loss from discontinued operations(1)(2)	—	(1,306)	—	(11,208)
Net loss	$(13,805)	$(223,838)	$(34,962)	$(249,127)

Earnings (Loss) per share - basic and diluted
Net loss from continuing operations	$(0.69)	$(11.62)	$(1.76)	$(12.90)
Net loss from discontinued operations	—	(0.07)	—	(0.60)
Net loss per share	$(0.69)	$(11.69)	$(1.76)	$(13.50)

Weighted average number of shares - basic and diluted(3)	20,021	19,151	19,879	18,450
__________________

(1) Depreciation expense included in the above line items:
Service costs	$2,041	$1,559	$4,663	$5,123
Sales and marketing	15	37	52	115
Product development	47	135	154	382
General and administrative	1,611	1,112	4,118	3,628
Discontinued operations	—	559	—	4,662
Total depreciation	$3,714	$3,402	$8,987	$13,910

(2) Stock-based compensation included in the above line items:
Service costs	$182	$451	$806	$1,147
Sales and marketing	122	178	432	511
Product development	350	832	1,277	2,367
General and administrative	905	2,921	3,168	8,390
Discontinued operations	—	351	—	2,949
Total stock-based compensation	$1,559	$4,733	$5,683	$15,364

(3)Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$37,942	$47,820
Accounts receivable, net	9,618	14,504
Prepaid expenses and other current assets	4,954	7,447
Total current assets	52,514	69,771
Property and equipment, net	15,516	22,836
Intangible assets, net	24,935	40,535
Goodwill	10,358	10,358
Other assets	1,205	6,055
Total assets	$104,528	$149,555
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,149	$4,762
Accrued expenses and other current liabilities	12,765	24,225
Deferred revenue	2,978	3,569
Total current liabilities	16,892	32,556
Deferred tax liability	316	334
Other liabilities	1,704	1,823
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	503,543	497,809
Accumulated other comprehensive loss	(74)	(76)
Treasury stock	(30,767)	(30,767)
Accumulated deficit	(387,088)	(352,126)
Total stockholders’ equity	85,616	114,842
Total liabilities and stockholders’ equity	$104,528	$149,555

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(13,805)	$(223,838)	$(34,962)	$(249,127)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,155	11,434	24,364	43,356
Deferred income taxes	—	(18,226)	—	(13,625)
Stock-based compensation	1,559	4,733	5,683	15,364
Goodwill impairment charge	—	232,270	—	232,270
Loss (Gain) on disposals	(197)	(795)	(3,105)	(795)
Loss (Gain) on other assets, net	—	2	—	(5,745)
Other	(275)	(191)	(76)	(1,638)
Change in operating assets and liabilities, net of effect of acquisition
Accounts receivable, net	352	2,511	4,712	7,402
Prepaid expenses and other current assets	944	(857)	550	(1,650)
Deferred registration costs	—	81	—	(8,876)
Deposits with registries	—	(553)	—	(259)
Other long-term assets	(8)	117	(140)	(557)
Accounts payable	286	(2,266)	(3,572)	(5,153)
Accrued expenses and other liabilities	536	(345)	(3,367)	(472)
Deferred revenue	313	572	164	12,296
Net cash (used in) provided by operating activities	(3,140)	4,649	(9,749)	22,791
Cash flows from investing activities
Purchases of property and equipment	(1,004)	(1,687)	(3,590)	(7,597)
Purchases of intangible assets	(8)	(1,092)	(64)	(5,406)
Payments for gTLD applications	—	(4,369)	—	(15,829)
Proceeds from gTLD withdrawals, net	—	—	—	6,105
Cash received from disposal of businesses and properties, net of cash disposed	935	13,696	4,766	13,696
Cash received from early repayment of promissory note	5,100	—	5,100	—
Cash received from disposition holdback	998	—	998	—
Cash paid for acquisitions, net of cash acquired	(58)	(2,240)	(58)	(2,240)
Restricted deposits	671	(1,700)	671	(1,700)
Other	(129)	(295)	76	996
Net cash (used in) provided by investing activities	6,505	2,313	7,899	(11,975)
Cash flows from financing activities
Long-term debt repayments, net	—	—	—	(22,500)
Proceeds from exercises of stock options and contributions to ESPP	(33)	91	215	343
Net taxes paid on RSUs and options exercised	(123)	(590)	(563)	(2,236)
Cash paid for acquisition holdback	(7,561)	(400)	(7,561)	(1,942)
Cash distribution related to spin-off	—	(24,145)	—	(24,145)
Other	(9)	(233)	(121)	(529)
Net cash used in financing activities	(7,726)	(25,277)	(8,030)	(51,009)
Effect of foreign currency on cash and cash equivalents	11	(42)	2	(87)
Change in cash and cash equivalents	(4,350)	(18,357)	(9,878)	(40,280)
Cash and cash equivalents, beginning of period	42,292	131,588	47,820	153,511
Cash and cash equivalents, end of period	$37,942	$113,231	$37,942	$113,231

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss	$(13,805)	$(223,838)	$(34,962)	$(249,127)
Less: Loss from discontinued operations, net of taxes	—	1,306	—	11,208
Net loss from continuing operations	(13,805)	(222,532)	(34,962)	(237,919)
Add (deduct):
Income tax expense (benefit)	13	(16,631)	45	(13,917)
Interest and other (income) expense, net	(175)	(155)	(3,240)	1,595
Depreciation and amortization(1)	7,155	10,230	24,364	34,450
Stock-based compensation(2)	1,559	4,382	5,683	12,415
Goodwill impairment charge	—	232,270	—	232,270
Acquisition and realignment costs(3)	1,606	570	2,162	1,891
Adjusted EBITDA	$(3,647)	$8,134	$(5,948)	$30,785

Free Cash Flow:
Net cash (used in) provided by operating activities(4)	$(3,140)	$4,649	$(9,749)	$22,791
Purchases of property and equipment	(1,004)	(1,687)	(3,590)	(7,597)
Purchases of intangible assets	(8)	(1,092)	(64)	(5,406)
Acquisition and realignment cash flows(3)	1,011	4,618	2,618	8,501
Free Cash Flow	$(3,141)	$6,488	$(10,785)	$18,289

Adjusted Net Income (Loss):
Net loss	$(13,805)	$(223,838)	$(34,962)	$(249,127)
Less: Loss from discontinued operations, net of taxes	—	1,306	—	11,208
Net loss from continuing operations	(13,805)	(222,532)	(34,962)	(237,919)
(a) Stock-based compensation(2)	1,559	4,382	5,683	12,415
(b) Amortization of acquisition related intangibles	1,516	2,097	4,917	8,915
(c) Accelerated depreciation related to restructuring	—	—	—	147
(d) Content intangible assets removed from service(5)	—	—	3,092	—
(e) Acquisition and realignment costs(3)	1,606	570	2,162	1,891
(f) Depreciation related to internally developed software(6)	624	—	624	—
(g) Gain on disposals(7)	(202)	(795)	(3,110)	(795)
(h) Goodwill impairment	—	232,270	—	232,270
Income tax effect of items (a) - (h) & application of 38% statutory income tax rate to pretax income	3,315	(16,388)	8,233	(15,060)
Adjusted Net Income (Loss)	$(5,387)	$(396)	$(13,361)	$1,864

Adjusted EPS	$(0.27)	$(0.02)	$(0.67)	$0.10
Shares used to calculate adjusted EPS(8)	20,021	19,151	19,879	18,867

(1) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(2) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition or corporate realignment activities, (b) employee severance and other payments attributable to acquisition or corporate realignment activities, and (c) expenditures related to the separation of Demand Media into two distinct publicly traded companies.

(4) Net cash (used in) provided by operating activities for periods presented in 2014 includes cash flow related to discontinued operations as presented in the company’s periodic filings with the SEC.

(5) Represents accelerated amortization expense resulting from the company’s decision to remove certain content assets from service.

(6) Represents depreciation from the company’s evaluation of internally developed software as part of realignment activities and one-time write offs.

(7) Represents the gain on sale from the disposition of certain online properties.

(8) Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014. Shares used to calculate adjusted EPS are basic for the three months ended September 30, 2015 and 2014 and nine months ended September 30, 2015, and diluted for the nine months ended September 30, 2014.